UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 29, 2020

LA JOLLA PHARMACEUTICAL COMPANY
(Exact name of registrant as specified in its charter)

California	1-36282	33-0361285
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

4550 Towne Centre Court, San Diego, California 92121
(Address of Principal Executive Offices) (Zip Code)

(858) 207-4264
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LJPC	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 29, 2020, the Board of Directors (the “Board”) of La Jolla Pharmaceutical Company (the “Company”) amended its bylaws by approving and adopting the Amended and Restated Bylaws of the Company (the “Amended Bylaws”). The Amended Bylaws change the Company’s vote requirement in uncontested elections of directors from a plurality vote standard to a majority vote standard. Using the plurality vote standard, there is no minimum number of votes required for a director to be elected to the Board; whereas, using the majority vote standard, the affirmative vote of a majority of votes cast is required to elect a director. The Company believes that the majority vote standard better aligns its interests with those of its stockholders.

The foregoing summary description of certain provisions of the Amended Bylaws is qualified in its entirety by the full text of the Amended Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 5.03 and in Exhibit 3.1 will not be treated as "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Bylaws, as adopted and effective as of April 29, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

La Jolla Pharmaceutical Company

Date:	April 29, 2020	By:	/s/ Dennis Mulroy
		Name:	Dennis Mulroy
		Title	Chief Financial Officer